                                                                   EXHIBIT 10.35

                             DISTRIBUTION AGREEMENT

      This DISTRIBUTION AGREEMENT (the "Agreement") is made effective as of September 1, 2001 ("Effective Date") by and between Scil Animal Care Company GmbH (hereinafter called "Distributor"), and ABAXIS, Inc. (hereinafter called "Company"), a California corporation ("ABAXIS").

                                    RECITALS

      A. ABAXIS is the manufacturer of blood analyzers described in Exhibit A, attached (the "Products").

      B. Distributor wishes to acquire non-exclusive rights to distribute the products in the territory described in Exhibit B.

ITEM 31. Definitions.

1. "INSTRUMENTS" MEANS THE ELECTROMECHANICAL DEVICES WHICH ARE MORE FULLY DESCRIBED IN EXHIBIT A TO THIS AGREEMENT.

2. "DISCS" MEANS THE REAGENT DISCS, OR ROTORS, WHICH ARE MORE FULLY DESCRIBED IN EXHIBIT A TO THIS AGREEMENT.

3.    "PRODUCTS" MEANS THE INSTRUMENT AND THE DISCS.

ITEM 32. Purchase and Distribution Rights.

1. PURCHASE RIGHTS. ABAXIS WILL SELL TO DISTRIBUTOR AND DISTRIBUTOR WILL PURCHASE FROM ABAXIS THE PRODUCTS FOR DISTRIBUTION ACCORDING TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

      Distribution Rights. Subject to the terms of this Agreement, ABAXIS grants Distributor, and Distributor accepts, the non-transferable right to distribute the Products within the territory. Distributor may not transfer any of these rights to any sub-distributor either in the employ or in any other way associated with Distributor.

2. DISTRIBUTION OBLIGATIONS OF DISTRIBUTOR. DURING THE TERM OF THIS AGREEMENT, DISTRIBUTOR WILL:

            i. Obtain all reasonable governmental approvals and make all governmental registrations and filings necessary to import the Products into the territory and to distribute the Products in the territory, including obtaining approvals to import and distribute each lot of Discs that Distributor purchases under this Agreement, or will return the distribution rights for the individual country to the company;

            ii. If any approval or registration of this Agreement will be required to make it enforceable in the territory, or to comply with exchange regulations or other requirements so as to allow remittance abroad of payment as required in this Agreement. Distributor shall immediately take all required action and pay all required charges to obtain such approvals and registrations or will return the distribution rights for the individual country to the company. Distributor shall keep ABAXIS informed of the status of all efforts relating to such approvals and registrations, and ABAXIS shall be under no obligation to ship Products to Distributor thereunder until Distributor has provided ABAXIS with satisfactory evidence that such approval or registration is not required or that it has been obtained;

            iii. Use its adequate efforts to promote the sales of the Products to customers located in the territory;

            iv. Provide and maintain an adequately staffed, equipped and trained sales organization, whose members will be able to explain in detail to customers the specification, features and benefits of the products and the differences between the Products and competitive products;

            v. Provide sales and market data reports on a yearly basis, and at ABAXIS' request, including customer identities, sales volume, and other information relating to the actual and potential market for the Products in the territory;

            vi. Keep ABAXIS informed concerning problems encountered and their resolutions, and communicate promptly to ABAXIS any and all modifications, design changes or improvements of the Products suggested by any customer of distributor or any employee or agent of Distributor (Distributor agrees that ABAXIS shall be and remain in the sole and exclusive owner of all such information).

ITEM 33. Price and Taxes.

1. PRICE. THE PRICE FORMULA FOR THE PRODUCTS IS SET FORTH IN EXHIBIT C ("PRICE LIST") TO THIS AGREEMENT.

2. PRICE CHANGES. AFTER ONE (1) YEAR, ABAXIS RESERVES THE RIGHT TO AMEND THE PRICES SHOWN ON THE PRICE LIST UPON NINETY (90) DAYS PRIOR WRITTEN NOTICE TO DISTRIBUTOR. NO INCREASE IN PRICES OR REDUCTION IN DISCOUNTS WILL APPLY TO ITEMS FOR WHICH FIRM ORDERS (AS DEFINED IN SECTION 5.1 BELOW) ARE ACCEPTED BY ABAXIS BEFORE THE EFFECTIVE DATE OF THE CHANGE. DISTRIBUTOR WILL HAVE THE BENEFIT OF ANY REDUCTION IN PRICES OR INCREASE IN DISCOUNTS FOR FIRM ORDERS ACCEPTED BUT NOT SHIPPED BEFORE THE EFFECTIVE DATE OF SUCH CHANGE.

3. TAXES. DISTRIBUTOR WILL PAY FOR ALL SALES, USE, VALUE-ADDED, AND OTHER TAXES, AND ALL CUSTOMS, DUTIES, AND TARIFFS NOW OR HEREAFTER CLAIMED OR IMPOSED BY ANY GOVERNMENTAL AUTHORITY UPON THE SALE OF THE PRODUCTS TO DISTRIBUTOR, OR UPON PAYMENTS TO ABAXIS UNDER THIS AGREEMENT.

ITEM 34. Payment. All payments under this Agreement to ABAXIS are due sixty (60) days after invoice date and will be made in United States dollars, free of any currency control or other restrictions, by wire transfer to the ABAXIS bank account designated by ABAXIS' credit department (Exhibit D). Credit terms may be extended to Distributor at the complete discretion of ABAXIS. ABAXIS reserves the right, upon written notice to Distributor, to declare all sums immediately due and payable in the event of a breach by Distributor of any of its obligations to ABAXIS; including the failure of Distributor to comply with credit terms. Furthermore, ABAXIS reserves the right at all times either generally or with respect to any specific order, to vary, change, or limit the amount or duration of credit to be allowed to Distributor.

ITEM 35. Orders.

1. FORECAST; FORM OF ORDERS. DISTRIBUTOR WILL PROVIDE ABAXIS WITH A GOOD FAITH ROLLING NON-BINDING TWELVE-MONTH FORECAST OF ITS REQUIREMENTS UPDATED EVER THREE (3) MONTHS. DISTRIBUTOR WILL PURCHASE PRODUCTS FROM ABAXIS BY THE ISSUANCE OF FIRM WRITTEN PURCHASE ORDERS ("FIRM ORDERS") SPECIFYING THE QUANTITY OF EACH PRODUCT ORDERED AND THE SHIPPING DATE OR DATES FOR SHIPMENT THEREOF.

ITEM 36. Shipment and Acceptance.

1. SHIPMENT. ABAXIS WILL USE DILIGENT EFFORTS TO SHIP THE PRODUCTS AT THE TIME REQUESTED IN FIRM ORDERS ACCEPTED BY ABAXIS. IN THE EVENT OF SHORTAGE OF LABOR, ENERGY, COMPONENTS, RAW MATERIALS OR SUPPLIES OR INTERRUPTION OF ABAXIS' PRODUCTION OR SHIPMENT FOR REASONS BEYOND ABAXIS' REASONABLE CONTROL, ABAXIS WILL GIVE DISTRIBUTOR REASONABLE PRIORITY IN TERMS OF ALLOCATING ABAXIS' PRODUCTION AND SHIPMENT OF THE PRODUCTS.

      Without liability to any person and without prejudice to any other remedy, ABAXIS may withhold or delay shipment of any order if Distributor is late in payment or is otherwise in default under this Agreement. ABAXIS shall promptly notify Distributor in the event that ABAXIS withholds or delays shipments under this Agreement.

2. PACKAGING AND SHIPMENT-RISK OF LOSS. ABAXIS WILL PACKAGE AND SHIP ALL ITEMS SUBJECT TO FIRM ORDERS IN ABAXIS' CUSTOMARY MANNER. ALL SHIPMENTS WILL BE F.O.B. ABAXIS' SHIPPING LOCATION. TITLE TO THE PRODUCTS AND THE RISK OF LOSS OF OR DAMAGE TO THE PRODUCTS ORDERED BY DISTRIBUTOR WILL PASS TO DISTRIBUTOR UPON ABAXIS' DELIVERY TO THE CARRIER FOR SHIPMENT. SUBSEQUENT LOSS OR DAMAGE WILL NOT RELIEVE DISTRIBUTOR OF ANY OBLIGATION UNDER THIS AGREEMENT.

3. SHIPMENT EXPENSE. DISTRIBUTOR WILL INSTRUCT ABAXIS IN WRITING AS TO WHICH CARRIER ABAXIS WILL USE TO TRANSPORT THE PRODUCTS ORDERED BY DISTRIBUTOR. IF DISTRIBUTOR HAS NOT SO INSTRUCTED ABAXIS AT THE TIME OF THE ORDER, ABAXIS MAY SELECT THE CARRIER. DISTRIBUTOR WILL PAY ALL COSTS OF TRANSPORTATION, ANY INSURANCE REQUESTED BY DISTRIBUTOR, EXPORT AND IMPORT FEES, CUSTOMS BROKERAGE EXPENSES AND SIMILAR CHANGES. DISTRIBUTOR AT ITS EXPENSE WILL MAKE AND NEGOTIATE ANY CLAIMS AGAINST ANY CARRIER, INSURER, CUSTOMS BROKER, FREIGHT FORWARDER OR CUSTOMS COLLECTOR. ABAXIS WILL COOPERATE WITH AND ASSIST DISTRIBUTOR IN MAKING SUCH CLAIMS.

4. ACCEPTANCE. DISTRIBUTOR WILL HAVE TEN (10) WORKING DAYS AFTER ITS RECEIPT OF PRODUCTS TO ACCEPT OR REJECT THOSE PRODUCTS. DISTRIBUTOR MAY ONLY REJECT PRODUCTS WHICH FAIL TO CONFORM TO THE WARRANTY FOR THE PRODUCTS CONTAINED IN SECTION 7 BELOW.

ITEM 37. Warranty.

1. INSTRUMENT WARRANTY. ABAXIS WARRANTS THAT THE INSTRUMENTS CONFIRM IN ALL MATERIAL RESPECTS TO THE PACKAGE INSERT FOR THE INSTRUMENTS AND WILL BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP UNTIL THE DATE WHICH IS ONE YEAR AFTER INSTALLATION AT THE END USER'S FACILITY (THE "WARRANTY PERIOD"). THIS LIMITED WARRANTY DOES NOT COVER THE RESULTS OF ACCIDENTS (INCLUDING UNUSUAL PHYSICAL OR ELECTRICAL STRESS), ABUSE, NEGLECT, VANDALISM, USE CONTRARY TO HANDLING OR OPERATING INSTRUCTIONS SUPPLIED BY ABAXIS, OR REPAIR OR MODIFICATION BY ANYONE OTHER THAN ABAXIS OR ABAXIS TRAINED DISTRIBUTOR PERSONNEL.

2. DISC WARRANTY. ABAXIS WARRANTS THAT THE DISCS CONFORM IN ALL MATERIAL RESPECTS TO THE PACKAGE INSERT FOR THE DISCS UNTIL THE EXPIRATION DATE MARKED ON THE DISC AND/OR THE DISCS PACKAGING (THE "WARRANTY PERIOD"). THIS LIMITED WARRANTY DOES NOT COVER THE RESULTS OF ACCIDENTS (INCLUDING UNUSUAL PHYSICAL STRESS), ABUSE, NEGLECT, VANDALISM, USE CONTRARY TO HANDLING OR OPERATING INSTRUCTIONS SUPPLIED BY ABAXIS, OR MODIFICATION BY ANYONE OTHER THAN ABAXIS.

3. WARRANTY CLAIMS. IF DISTRIBUTOR BELIEVES THAT PRODUCTS DO NOT CONFORM TO THE WARRANTY SET FORTH IN SECTIONS 7.1 AND 7.2, DISTRIBUTOR SHALL NOTIFY ABAXIS IN WRITING OF SUCH NON-CONFORMANCE WITHIN TEN (10) WORKING DAYS AFTER DISCOVERING SUCH DEFECT DURING THE WARRANTY PERIOD, AND SHALL PROVIDE SUCH DETAILS OF THE NON-CONFORMANCE AS ABAXIS REASONABLY REQUESTS; INCLUDING, BUT LIMITED TO, SALES DOCUMENTS AND/OR OTHER SALES INFORMATION DESIGNED TO PROVE THAT THE NON-CONFORMITY WAS DISCOVERED DURING THE WARRANTY PERIOD. DISTRIBUTOR WILL, UPON THE REQUEST OF ABAXIS AND IN ACCORDANCE WITH ABAXIS' STANDARD PROCEDURES, RETURN SUCH PRODUCTS TO ABAXIS AT ABAXIS' EXPENSE AND RISK. IF ABAXIS DETERMINES THAT A RETURN PRODUCT DOES CONFORM TO THIS WARRANTY, OR THE NON-CONFORMITY WAS FOUND AFTER THE EXPIRATION OF THE WARRANTY PERIOD. ABAXIS WILL RETURN SUCH PRODUCTS. IF PRODUCTS ARE DEEMED TO FAIL TO CONFORM TO THIS WARRANTY BY ABAXIS, DISTRIBUTOR'S SOLE REMEDY SHALL BE, AT ABAXIS' OPTION AND EXPENSE, THE REPAIR (APPLIES SOLELY TO INSTRUMENTS) OR REPLACEMENT AND RETURN OF THE PRODUCTS WITHIN (10) WORKING DAYS AFTER ABAXIS RECEIVES THE PRODUCTS, OR A CREDIT OF THE PRICE OR FEE PAID BY DISTRIBUTOR FOR THE PRODUCTS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE FOREGOING IS DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY BY ABAXIS WITH RESPECT TO THE PRODUCTS.

4. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE LIMITED WARRANTY FOR THE PRODUCTS CONTAINED IN SECTIONS 7.1 AND 7.2, ABAXIS AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OTHER THAN STATED IN PRODUCT DESCRIPTION.

5. ROTOR FAILURES. ABAXIS WILL REPLACE ROTORS ON A LIMITED 2% RATIO INDEPENDENT OF CAUSE, DISTRIBUTOR DOCUMENTS PRODUCT FAILURES BY CUSTOMER. PRODUCT FAILURES DUE TO IMPROPER USE OF THE EQUIPMENT OR FAILURE TO FOLLOW PROCEDURES WILL NOT BE COMPENSATED. ABAXIS MAY REQUEST THAT DISTRIBUTOR RETURN THE FAILED ROTORS FOR INVESTIGATION.

ITEM 38. Training and Maintenance.

1. PRODUCT TRAINING. ABAXIS WILL OFFER, WITHOUT CHARGE AND AT A MUTUALLY ACCEPTANCE TIME, ONE (1) TRAINING SESSION IN THE OPERATION AND MAINTENANCE OF THE PRODUCTS AT ABAXIS' OFFICES FOR A REASONABLE NUMBER OF DISTRIBUTORS' QUALIFIED PERSONNEL. IN ADDITION, DISTRIBUTOR PERSONNEL MAY ATTEND ABAXIS' SCHEDULE TRAINING SESSIONS CONDUCTED AT ABAXIS' FACILITIES FOR ABAXIS' THEN CURRENT TRAINING FEES.

2. ENGINEER TRAINING. ABAXIS WILL OFFER, WITHOUT CHARGE AND AT A MUTUALLY ACCEPTABLE TIME, ONE (1) TRAINING SESSION TO RECEIVE FULL SERVICE AND MAINTENANCE QUALIFICATION FOR THE PRODUCTS AT ABAXIS' OFFICES FOR A REASONABLE NUMBER OF DISTRIBUTOR'S QUALIFIED PERSONNEL.

3. SPARE PARTS. ABAXIS AGREES TO SELL TO DISTRIBUTOR SPARE PARTS FOR REPAIR OF THE PRODUCTS FOR A PERIOD OF FIVE (5) YEARS AFTER DISCONTINUING A PARTICULAR PRODUCT ORDERED UNDER THIS AGREEMENT. NOT LESS THAN SIX (6) MONTHS PRECEDING THE EXPIRATION OF THIS PERIOD, ABAXIS WILL PROVIDE DISTRIBUTOR WITH A DETAILED SPARES PROVISIONING DOCUMENT, INCLUDING PRICES, TO ENABLE DISTRIBUTOR TO ORDER SPARE PARTS IT MAY REQUIRE AFTER THE PERIOD OF AVAILABILITY. THE PRICES FOR SPARE PARTS WILL BE ABAXIS' CURRENT PRICES AT THE TIME OF DISTRIBUTOR'S ORDER THEREOF.

4. OUT-OF-WARRANTY MAINTENANCE. FOR DISTRIBUTOR WITHOUT QUALIFIED PERSONNEL, ABAXIS WILL PROVIDE MAINTENANCE SERVICES TO DISTRIBUTOR FOR PRODUCTS WHICH ARE OUT OF WARRANTY AT ABAXIS' THEN CURRENT MAINTENANCE FEES AND SUBJECT TO ABAXIS' POLICIES WITH RESPECT TO SUCH MAINTENANCE; PROVIDED, HOWEVER, THAT ABAXIS WILL USE ITS BEST EFFORTS TO REPAIR SUCH PRODUCTS WITHIN TEN
      (10) WORKING DAYS AFTER RECEIPT OF THOSE PRODUCTS.

ITEM 39. Engineering Changes; Documentation; Cooperation.

1. PRODUCT CHANGES. ABAXIS SHALL HAVE THE RIGHT TO MAKE CHANGES, SUBSTITUTIONS AND MODIFICATIONS IN THE PRODUCTS AND THE PACKAGE INSERTS. SUCH SUBSTITUTIONS OR MODIFICATIONS, OTHER THAN MANDATORY FIELD CHANGE ORDERS REQUIRED FOR EQUIPMENT SAFETY OR PROPER OPERATION, WILL NOT MATERIALLY AND ADVERSELY AFFECT THE FORM, FIT OR FUNCTION OF THE PRODUCTS AND WILL BE OPERATIONALLY COMPATIBLE WITH PRIOR VERSIONS OF THE PRODUCTS.

2. RIGHT TO REPRODUCE DOCUMENTATION. SUBJECT TO SECTION 10.2 OF THIS AGREEMENT, DISTRIBUTOR SHALL HAVE THE RIGHT TO TRANSLATE, REPRODUCE AND DISTRIBUTE ANY TRAINING AND END-USER DOCUMENTATION PROVIDED BY ABAXIS PURSUANT TO THIS AGREEMENT.

ITEM 40. Proprietary Rights; Records.

1. OWNERSHIP BY ABAXIS. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT DISTRIBUTOR HAS NO PROPRIETARY RIGHTS IN THE PRODUCTS OR ANY OTHER MATERIALS AND RECEIVED FROM ABAXIS, AND DOES NOT ACQUIRE ANY PROPRIETARY RIGHTS BY VIRTUE OF THIS AGREEMENT, EXCEPT THOSE CONTRACTUAL RIGHTS THAT ARE EXPRESSLY GRANTED HEREIN.

2. TRADEMARKS AND TRADE NAMES. ABAXIS GRANTS TO DISTRIBUTOR A LIMITED LICENSE TO USE ABAXIS' TRADEMARKS. DISTRIBUTOR AGREES THAT THE NATURE AND QUALITY OF ANY PRODUCTS OR SERVICES IT SUPPLIES IN CONNECTION WITH THE TRADEMARKS SHALL CONFORM TO THE STANDARDS SET BY ABAXIS.

            i. Distributor must prominently display and use ABAXIS' trade name, trademarks and product names in connection with Distributor's promotion and distribution of the Products.

            ii. Format and style used by Distributor must be approved, in writing in advance, by ABAXIS to protect ABAXIS' trademark rights. All products must be sold in the original packaging and no additions or deletions to the labeling can be made by Distributor unless approved by ABAXIS in writing.

            iii. Distributor agrees that all use of ABAXIS' trademarks shall clearly indicate ABAXIS as the trademark owner, and Distributor shall not do or cause anything to be done anything that would impair or reduce ABAXIS' rights, title and interest in the trademark information.

ITEM 41. Indemnification.

1. INDEMNIFICATION. ABAXIS AGREES TO DEFEND AND OTHERWISE HOLD DISTRIBUTOR HARMLESS FROM ALL CLAIMS BY THIRD PARTIES PERTAINING TO THE INFRINGEMENT OF UNITED STATES AND AUSTRALIAN PATENTS, COPYRIGHTS AND TRADE SECRETS BY ANY OF THE PRODUCTS, PROVIDED THAT DISTRIBUTOR GIVES ABAXIS REASONABLE WRITTEN NOTICE OF ANY SUCH CLAIM TO ABAXIS WITH FULL COOPERATION (AT ABAXIS' EXPENSE) FOR THE DEFENSE OF SETTLEMENT OF THE SAME.

2. OPTIONS. IF ABAXIS RECEIVES NOTICE OF AN ALLEGED INFRINGEMENT OR IF DISTRIBUTOR'S USE OF THE PRODUCTS IS PREVENTED BY PERMANENT INJUNCTION, ABAXIS MAY, AT ITS SOLE OPTION AND EXPENSE, PROCURE FOR DISTRIBUTOR THE RIGHT TO CONTINUED USE OF THE PRODUCTS, OR PROVIDE DISTRIBUTOR WITH VERSIONS OF THE PRODUCTS THAT ARE NOT INFRINGING, OR REFUND TO DISTRIBUTOR ALL PAYMENTS RECEIVED BY ABAXIS UNDER THIS AGREEMENT RELATING TO THE PRODUCTS (REFLECTING ANY QUANTITY OR OTHER DISCOUNTS GRANTED TO DISTRIBUTOR, LESS ANY AMOUNT FOR DEPRECIATION CALCULATED IN A STRAIGHT-LINE BASIS OVER AN ASSUMED USEFUL LIFE OF THREE (3) YEARS).

3. EXCLUSIONS. IN NO EVENT WILL ABAXIS HAVE ANY LIABILITY UNDER THIS SECTION 11 FOR ANY CLAIM OF INFRINGEMENT WHICH IS BASED ON (A) COMBINATION OR USE OF THE PRODUCTS WITH EQUIPMENT WHERE THE INFRINGEMENT WOULD NOT BE CAUSED BY USE OF THE PRODUCTS ALONE, OR (B) MODIFICATION OF THE PRODUCTS BY OTHER THAN ABAXIS IF SUCH CLAIM WOULD HAVE BEEN AVOIDED BY THE USE OF UNMODIFIED VERSIONS OF THE PRODUCTS.

4. LIMITATION. THE RIGHTS GRANTED TO DISTRIBUTION UNDER THIS SECTION 11 ARE DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT OF ANY PROPRIETARY RIGHTS OF ANY KIND.

5. DISTRIBUTORS' INDEMNIFICATION. DISTRIBUTOR WILL INDEMNIFY ABAXIS AGAINST THIRD-PARTY CLAIMS BASED ON MISLEADING STATEMENTS, PROVIDED THAT ABAXIS GIVES DISTRIBUTOR REASONABLE WRITTEN NOTICE OF ANY SUCH CLAIM AND PROVIDES DISTRIBUTOR WITH FULL COOPERATION (AT DISTRIBUTOR'S EXPENSE) FOR THE DEFENSE OR SETTLEMENT.

ITEM 42. Limited of Liability.

1. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, HOWEVER CAUSED, WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, TORT, BREACH OF WARRANTY, NEGLIGENCE, OR OTHERWISE, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

2. NO ACTION MAY BE BROUGHT OR ARBITRATION DEMANDED UNDER THIS AGREEMENT AT ANY TIME MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION OR ARBITRATION AROSE.

3. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, ABAXIS' TOTAL LIABILITY TO DISTRIBUTOR ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE PRODUCTS SHALL BE LIMITED TO THE TOTAL PAYMENTS TO ABAXIS UNDER

      THIS AGREEMENT FOR THE RELEVANT PRODUCTS. THIS LIMITATION WILL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE. IN NO EVENT WILL ABAXIS BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS.

ITEM 43. Confidential Information.

1. CONFIDENTIAL INFORMATION. EACH PARTY AGREES TO USE THE OTHER PARTY'S CONFIDENTIAL INFORMATION ONLY AS AUTHORIZED IN THIS AGREEMENT AND TO USE DILIGENT EFFORTS, AND AT LEAST THE SAME DEGREE OF CARE THAT IS USED TO PROTECT ITS OWN CONFIDENTIAL INFORMATION OF LIKE IMPORTANCE, TO PREVENT UNAUTHORIZED USE, DISSEMINATION AND DISCLOSURE OF THE OTHER'S CONFIDENTIAL INFORMATION DURING AND AFTER THE TERM OF THIS AGREEMENT. "CONFIDENTIAL INFORMATION" INCLUDES:

            i. In the case of ABAXIS, any software and hardware designs, drawings, procedures and trade secrets, including any specifications, schematic, mechanical and engineering drawings, and engineering documentation for the Products;

            ii. Any and all methods, algorithms, techniques and processes contained in or related to the Products;

            iii. Both parties' research and development, pricing and new product and marketing plans, unless and until publicly disclosed;

            iv. Nonpublic financial and administrative information concerning either party; and

            v. Any other information designated by either party in writing as confidential or proprietary.

      Exceptions. Confidential Information will not include any information that
(a) becomes known to the general public without fault or breach on the part of the receiving party; (b) the receiving party obtains from a third party without breach of a non-disclosure obligation and without restriction on disclosure; or
(c) is already known to the receiving party prior to its disclosure by the other party.

2. PUBLICITY. NEITHER PARTY SHALL MAKE THE PUBLIC INFORMATION CONCERNING THIS AGREEMENT NOR THE SUPPLIES OR SERVICES PROVIDED THEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY EXCEPT AS MAY BE REQUIRED BY LAW OR PURSUANT TO A LAWFUL REQUEST OF A GOVERNMENTAL AGENCY. SUCH DISCLOSURE REQUIRED BY LAW OR PURSUANT TO LAWFUL REQUEST UPON ONE PARTY SHALL BE COMMUNICATED, IN A TIMELY MANNER, TO THE OTHER PARTY. NOTWITHSTANDING THIS PROVISION, ABAXIS RESERVES THE RIGHT TO USE DISTRIBUTOR'S NAME AND SALES IN PRESS RELEASES ABOUT THE SALE OF ABAXIS PRODUCTS IN THE FOREIGN MARKET.

ITEM 44. Term and Termination.

1. TERM. THE INITIAL TERM OF THIS AGREEMENT WILL COMMENCE ON THE EFFECTIVE DATE AND, UNLESS EARLIER TERMINATED AS PROVIDED BELOW, WILL CONTINUE FOR A PERIOD OF FIVE (5) YEARS AFTER THE EFFECTIVE DATE (THE "INITIAL TERM").

2.    TERMINATION FOR CAUSE. THIS AGREEMENT AND ALL LICENSES THEREUNDER WILL
      TERMINATE:

            i. On the thirtieth (30th) day after either party gives the other notice of a material breach by the other of any term of condition of this Agreement, unless the breach is cured or notice of intent to cure and accept of such notice by other party before that day; provided that (i) any breach of
Section 13 ("Confidential Information") will be deemed a material breach of this Agreement that cannot be cured, and (ii) if the material breach is either party's failure to pay any amounts due in a timely manner, the notice of default shall provide for a cure period of not less than five (5) working days; or

            ii. Immediately and without further liability after either party gives written notice to the other party if either party declares bankruptcy or bankruptcy proceedings are instituted involuntarily on its behalf and the voluntary or involuntary proceedings are not dismissed without sixty (60) calendar days.

3.    THE EFFECT OF TERMINATION. AFTER TERMINATION (NOT FOR CAUSE):

            i. Any Firm Orders received by ABAXIS prior to termination will remain enforceable, regardless of when such Firm Orders will be shipped;

            ii. Distributor may continue to market the Products in its possession in its customer manner in the ordinary course of business; and

            iii. Payment and indemnification obligations arising prior to termination and the obligations of each party to keep the other's Confidential Information confidential, will remain in force.

4. LIABILITY AND OTHER REMEDIES. NEITHER PARTY WILL BE LIABLE FOR DAMAGES OF ANY LAND AS A RESULT OF EXERCISING ITS RIGHT TO TERMINATE THIS AGREEMENT ACCORDING TO ITS TERMS, AND TERMINATION WILL NOT AFFECT ANY OTHER RIGHT OR REMEDY OF EITHER PARTY.

ITEM 45. Arbitration. Except as set forth in this Section 15, any controversy, claim or dispute arising out of or related to this Agreement, or the breach of alleged breach hereof, will be submitted by the Distributor to arbitration by the American Arbitration Association in the City of Sunnyvale, State of California, United States, under the Laws of the State of California in accordance with the commercial arbitration rules. Any controversy, claim or dispute arising out of or related to this Agreement, or the breach or alleged breach hereof, will be submitted by the company to arbitration by the Landgericht Darmstadt in Germany under the Laws of Germany in accordance with the commercial arbitration rules.

      Both parties agree to file any related counter legal actions at the location of the initial filing.

      The decision of the arbitrators shall be final and binding, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The aware rendered by the arbitration board shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses.

      Although all disputes must be settled under arbitration nothing in this Agreement shall prevent either party from seeking injunction (or any other provisional remedy) from any court having jurisdiction to protect their respective Confidential Information. In any suit or arbitration to enforce this Agreement, the prevailing party will have the right to recover its costs and reasonable fees of attorneys and other professionals.

ITEM 46. Export Control. In exercising its rights under this Agreement, Distributor agrees to comply strictly and fully with all export controls imposed on the products by any country or organization or nations within whose jurisdiction Distributor operates or does business. Distributor agrees not to export or permit exportation of any part of the Products or any related technical data or any direct product of any related technical data, outside of the United States other than to its territory without ABAXIS first either (a) obtaining any required written permission to do so from the United States Office of Export Administration and other appropriate governmental agencies of the United States, or (b) complying fully and strictly with all requirements of any general license exempting the exportation form the requirement for such permission.

ITEM 47. General Provisions.

1. ASSIGNMENT. ABAXIS MAY ASSIGN THIS AGREEMENT TO THE SURVIVING ENTITY IN A MERGER OR CONSOLIDATION IN WHICH IT PARTICIPATES OR TO A PURCHASER OF ALL OR SUBSTANTIALLY ALL OF ITS ASSETS; OR, ABAXIS MAY ASSIGN THIS AGREEMENT TO ANY PERSON TO WHOM IT TRANSFERS ALL OR SUBSTANTIALLY ALL OF ITS PROPRIETARY RIGHTS IN THE PRODUCTS. OTHERWISE, NEITHER PARTY MAY ASSIGN ANY RIGHTS OR DELEGATE ANY DUTIES UNDER

      THIS AGREEMENT WITHOUT THE OTHER PARTY'S PRIOR WRITTEN CONSENT, AND ANY ATTEMPT TO DO SO WITHOUT THAT CONSENT WILL BE VOID. THIS AGREEMENT WILL BIND AND INURE TO THE BENEFIT OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED RIGHTS.

2. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF GERMANY. THE PARTIES EXCLUDE IN ITS ENTIRETY THE APPLICATION TO THIS AGREEMENT OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

3. AMENDMENT. THIS AGREEMENT MAY BE AMENDED OR SUPPLEMENTED ONLY BY A WRITING THAT REFERS EXPLICITLY TO THIS AGREEMENT AND THAT IS SIGNED ON BEHALF OF BOTH PARTIES.

4. WAIVER. NO WAIVER WILL BE IMPLIED FROM CONDUCT OR FAILURE TO ENFORCE RIGHTS. NO WAIVER WILL BE EFFECTIVE UNLESS IN WRITING, SIGNED ON BEHALF OF THE PARTY AGAINST WHOM THE WAIVER IS ASSERTED.

5. CONTINGENCIES. NEITHER PARTY WILL HAVE THE RIGHT TO CLAIM DAMAGES OR TO TERMINATE THIS AGREEMENT AS A RESULT OF THE OTHER PARTY'S FAILURE OR DELAY IN PERFORMANCE DUE TO CIRCUMSTANCES BEYOND ITS REASONABLE CONTROL, INCLUDING, BUT NOT LIMITED TO, LABOR DISPUTES, STRIKES, LOCKOUTS, SHORTAGES OF OR INABILITY TO OBTAIN LABOR, ENERGY, COMPONENTS, RAW MATERIALS OR SUPPLIES, WAR, RIOT, INSURRECTION, EPIDEMIC, ACTS OF GOD, OR GOVERNMENTAL ACTION NOT THE FAULT OF THE NON-PERFORMING PARTY.

6. SEVERABILITY. IF ANY PART OF THIS AGREEMENT IS FOUND INVALID OR UNENFORCEABLE THAT PART WILL BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY LAW AND THE REMAINDER OF THIS AGREEMENT WILL REMAIN IN FULL FORCE.

7. ENTIRE AGREEMENT. THIS AGREEMENT, INCLUDING ALL EXHIBITS TO THIS AGREEMENT, WHICH ARE HEREBY INCORPORATED BY REFERENCE, REPRESENTS THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO ITS SUBJECT MATTER AND SUPERSEDES ALL PRIOR REPRESENTATIONS, DISCUSSIONS, NEGOTIATIONS AND AGREEMENTS, WHETHER WRITTEN OR ORAL. THE ORIGINAL OF THIS AGREEMENT HAS BEEN WRITTEN IN ENGLISH AND ENGLISH IS THE GOVERNING LANGUAGE OF THIS AGREEMENT.

8. NOTICES. EVERY NOTICE OR OTHER COMMUNICATION REQUIRED OR CONTEMPLATED BY THIS AGREEMENT BY EITHER PARTY SHALL BE DELIVERED EITHER BY (A) PERSONAL DELIVERY, (B) CERTIFIED OR REGISTERED AIR MAIL (POSTAGE PREPARED, RETURN RECEIPT REQUESTED), OR (C) "TESTED" FAX (A FAX FOR WHICH THE PROPER ANSWERED BACK HAS BEEN RECEIVED) ADDRESSED TO THE PARTY FOR WHOM INTENDED AT THE FOLLOWING ADDRESS:

If to ABAXIS, at the following address:

      ABAXIS, Inc.
      3240 Whipple Road
      Union City, CA  94587
      Attn:  President
      Fax:  1-510-441-6151

If to Distributor, at the following address:

      Scil Animal Care Company GmbH
      Dina-Weissmann-Allee 6
      D 68519 Viernheim, Germany
      Attn:  President
      Fax:  +49 620478 90 200

      or at such other address as the intended recipient shall have designated by written notice to the other parties. Notice by mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communication required or contemplated by this Agreement delivered in person or sent "tested" fax shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

9. RELATIONSHIP OF PARTIES. THE PARTIES TO THIS AGREEMENT ARE INDEPENDENT CONTRACTORS. THERE IS NO RELATIONSHIP OF AGENCY, PARTNERSHIP, JOINT VENTURE, EMPLOYMENT OR FRANCHISE BETWEEN THE PARTIES. NEITHER PARTY HAS THE AUTHORITY TO BIND THE OTHER OR TO INCUR ANY OBLIGATION ON ITS BEHALF. DISTRIBUTOR SHALL NOT HAVE, AND SHALL NOT REPRESENT THAT IT HAS, ANY POWER, RIGHT OR AUTHORITY TO BIND ABAXIS, OR TO ASSUME OR CREATE ANY OBLIGATION OR RESPONSIBILITY, EXPRESS OR IMPLIED TO APPEAR AS A BONA FIDE AGENT

      OR REPRESENTATIVE, ON BEHALF OF ABAXIS OR IN NAME, EXCEPT AS EXPRESSLY PERMITTED IN WRITING. ALL SUCH DUTIES SHALL EXTEND TO DISTRIBUTOR'S EMPLOYEES, SUBCONTRACTORS, AGENTS, HEIRS AND ASSIGNS.

10. EFFECTIVE DATE. THIS AGREEMENT IS SUBJECT TO ALL NECESSARY APPROVALS AND/OR AUTHORIZATIONS OR OTHER REQUIRED PROCEDURES OF THE GOVERNMENTS OF GERMANY, AND THE UNITED STATES HAVING BEEN OBTAINING OR COMPLETED. IN THE EVENT THAT A RECOMMENDATION OR ORDER FOR MODIFICATION OR SUSPENSION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT OR THE ACTS CONTEMPLATED HEREUNDER IS MADE BY EITHER OF THE ABOVE-MENTIONED GOVERNMENTS, THIS AGREEMENT SHALL ONLY BECOME OR CONTINUE TO BE EFFECTIVE IF AN AMENDMENT IS EXECUTED IN WRITING BY THE PARTIES. FAILURE BY THE PARTIES TO REACH AN AGREEMENT SHALL RESULT IN THIS AGREEMENT BEING DEEMED NULL AND VOID AB INITIO, AND ALL RIGHTS, DUTIES AND OBLIGATIONS OF EACH PARTY TO THE OTHER SHALL NO LONGER EXIST. IN THE EVENT OF SUCH TERMINATION, ANY EXPENSES WHICH EITHER PARTY MAY HAVE INCURRED IN RESPECT TO THIS AGREEMENT AND THE SUBJECT MANNER OF THIS AGREEMENT SHALL BE FOR THE ACCOUNT OF THE PARTY HAVING INCURRED THEM.

11. AUTHORITY. EACH PARTY WARRANTS THAT IT HAS FULL POWER TO ENTER INTO AND PERFORM THIS LICENSE AGREEMENT, AND THE PERSON SIGNING THIS LICENSE AGREEMENT ON SUCH PARTY'S BEHALF HAS BEEN DULY AUTHORIZED AND EMPOWERED TO ENTER IN THIS LICENSE AGREEMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY IT.

      IN WITNESS WHEREOF, the parties hereto have executed this Distributor Agreement as of the day and year first written above.

ABAXIS, Inc.

By: ____________________________________     Date:______________________________
Achim Henkel
Director


Scil animal care company GmbH

By: ____________________________________     Date:______________________________
Ulrich Frank
Geschaeftsfuehrer

                                    EXHIBITS

Exhibit A                      -      Products Description

Exhibit B                      -      Territory

Exhibit C                      -      Price List

Exhibit D                      -      Bank and Wire Information

                                    EXHIBIT A

                              PRODUCTS DESCRIPTION

A.     INSTRUMENTS
       VetScan(R) Chemistry Analyzer

B.     REAGENT DISCS
       All VetScan(R) Chemistry products

                                    EXHIBIT B

                                    TERRITORY

Belgium
Denmark
Finland
Germany
Norway
Sweden
The Netherlands

                                    EXHIBIT C


See Attached Price List



Additional Agreement:

ABAXIS grants distributor 5% f.o.c. rotors of each individual rotor order.

Limited to the first order of 10 VetScan(R) blood analyzer ABAXIS accepts a special purchase price of US $6000,00 per instrument.

                          VetScan(R) Chemistry Analyzer

                      International Distributor Price List
                           Effective February 12, 2001
                        FOB Union City, California 94587

CATALOG NO.             PRODUCTS                                                               DISTRIBUTOR PRICE
-----------             --------                                                               -----------------
                        Instruments
200-0000                VetScan(R) Point-of-Care Analyzer                                          $6,500.00

                        Reagents Discs 9 Box of 10, unless otherwise noted)
500-0017                VetScan(R) Critical Care Profile                                              $90.00
                        ALN, GLU, BUN, CRE, NA+, K+, tCO2

500-0002                VetScan(R) Diagnostic Profile Plus                                           $115.00
                        ALB, ALP, ALT, AMYL, BUN, CA, CHOL, CREA, GLU, K+, TBIL,
                        TP

500-0052                VetScan(R) Diagnostic Profile Plus                                           $250.00
                        Package of 25 Discs

500-0003                VetScan(R) Liver Profile                                                      $85.00
                        ALB, ALP, ALT, AST, GGT, GLOB, TBIL, TP

500-0004                VetScan(R) Thyroxin (T4) Test                                                 $95.00
                        T4

500-0014                VetScan(R) Equine Profile                                                     $95.00
                        ALB, AST, BUN, CA, CREA, CK, GGT, GLU, TBIL, TP

500-0023                VetScan(R) Large Animal Profile                                              $100.00
                        ALB, ALP, AST, BUN, CA, CK, GGT, PHOS, MG, TP, GLOB

500-0026                VetScan(R) Prep Profile II                                                    $80.00
                          ALP, ALT, BUN, CREA, GLU, TP

500-0256                VetScan(R) Prep Profile II                                                   $185.50
                        Package of 25 Discs

500-0024                VetScan(R) Diagnostic Profile II                                             $115.00
                        ALB, ALP, ALT, AMYL, BUN, CA, PHOS, CREA, GLU, K+, TBIL,
                        TP, GLOB

500-0254                VetScan(R) Diagnostic Profile II                                             $250.00
                        Package of 25 Discs

CATALOG NO.             PRODUCTS                                                               DISTRIBUTOR PRICE
-----------             --------                                                               -----------------
100-901                 Instrument Case with Wheels                                                  $343.00

400-7000                Results Cards 15/Pkg.                                                          $3.00

100-801                 Plug, Lighter Adapter                                                         $25.00

500-9006                Mini Pipette, 100uL                                                           $15.00

500-9007                Tip, Disposable, Rack of 96                                                   $31.50

                        4-page Brochure, 50/pkg                                                      $100.00
                        VetScan(R)

                        2-page Datasheet, 100/pkg                                                    $100.00
                        VetScan(R)


                                       89